UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No.1
to
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KIMBER RESOURCES INC.
(Exact name of Registrant as specified in its charter)

Province of British Columbia, Canada	1400	Not Applicable
(State or other jurisdiction of incorporation)	Primary Standard Industrial Classification Code Number	(I.R.S. Employer Identification No.)

215 - 800 West Pender Street,
Vancouver, BC, V6C 2V6
Telephone: (604) 669-2251
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

CT Corporation System
1015 15th Street, NW
Suite 1000
Washington, D.C. 20005
(Address, including zip code, and telephone number, including area code, of Registrant’s agent for service)
Copies to:
Michael L. Weiner Dorsey & Whitney LLP
1400 Wewatta Street
Suite 400 Denver, CO 80202
Telephone: (303) 352-1156

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [   ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [ X ]

(cover continued on the following page)

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [   ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [   ]

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: [   ]

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: [   ]

CALCULATION OF REGISTRATION FEES
Title of Each Class of Securities to be Registered	Amount to Be Registered (1)(2)	Amount of Registration Fee (3)
Common Shares, no par value
Warrants
Share Purchase Contracts
Subscription Receipts
Debt Securities
Total	$25,000,000	$3,410.00 (4)

(1)

Includes an indeterminate number of common shares, common share purchase warrants, share purchase contracts, subscription receipts or debt securities of any combination thereof. This registration statement also covers common shares that may be issued upon exercise of warrants. In addition, any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities that may be offered pursuant to this registration statement include, pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), such additional number of common shares of the registrant that may become issuable as a result of any stock split, stock dividends or similar event.

(2)

Represents the initial offering price of all securities sold up to an aggregate public offering price not to exceed $25,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies.

(3)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(4)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form F-3 (the “Registration Statement”) filed by Kimber Resources Inc. (the “Registrant”) on January 22 , 2013 is being filed to: (i) respond to comments received from the staff of the United States Securities and Exchange Commission regarding the Registrant’s Registration Statement; (ii) to make conforming changes to the Registration Statement based on comments the Registrant received from the British Columbia Securities Commission regarding the Registrant’s Preliminary Short Form Canadian Base Prospectus; and (iii) update the plan of distribution.

The information in this prospectus is not complete and may be changed. Kimber may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 27 , 2013 PROSPECTUS

KIMBER RESOURCES INC.
$25,000,000
Common Shares
Warrants
Share Purchase Contracts
Subscription Receipts
Debt Securities

Kimber Resources Inc. may offer and sell, from time to time, up to $25,000,000 aggregate initial offering price of our common shares, no par value (which we refer to as “Common Shares”), warrants to purchase Common Shares (which we refer to as “Warrants”), share purchase contracts (which we refer to as “Share Purchase Contracts”), subscription receipts (which we refer to as “Subscription Receipts”) and debt securities (which we refer to as “Debt Securities”) (collectively, the Common Shares, Warrants, Share Purchase Contracts, Subscription Receipts and Debt Securities are referred to as the “Securities”) in one or more transactions under this prospectus (which we refer to as the “Prospectus”).

This Prospectus provides you with a general description of the Securities that we may offer. Each time we offer Securities, we will provide you with a prospectus supplement (which we refer to as a “Prospectus Supplement”) that describes specific information about the particular Securities being offered and may add, update or change information contained in this Prospectus. You should read both the Prospectus and the Prospectus Supplement, together with any additional information which is incorporate by reference herein or therein. This Prospectus may not be used to offer or sell Securities without the Prospectus Supplement which includes a description of the method and terms of that offering.

We may offer and sell the Securities on a continuous or delayed basis to or through underwriters, dealers or agents or directly to purchasers. The Prospectus Supplement, which we will provide to you each time we offer Securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the Securities, and any applicable fee, commission or discount arrangements with them. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this Prospectus.

Our Common Shares are traded on the NYSE MKT under the symbol “KBX” and on the Toronto Stock Exchange under the symbol “KBR”. On February 26 , 2013, the last reported sale price of our common shares on the NYSE MKT was $0. 25 per common share. On February 26 , 2013, the last reported sale price of our common shares on the TSX was Cdn$0. 25 per common share. There is currently no market through which the Securities, other than the Common Shares, may be sold and purchasers may not be able to resell the Securities purchased under this Prospectus. This may affect the pricing of the Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities and the extent of issuer regulation.

The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates on February 25 , 2013 was approximately $ 19,138,619 . We have not issued any securities pursuant to Instruction I.B.5 of Form F-3 during the 12 calendar month period that ends on and includes the date hereof.

Our principal executive offices are located at 215 - 800 West Pender Street, Vancouver, British Columbia V6C 2V6, Canada (telephone: (604) 669-2251).

Investing in our securities involves risks. Prior to purchasing our securities, you should carefully consider the risk factors that will be described in any applicable Prospectus Supplement and the risk factors described in our filings with the Securities and Exchange Commission, as explained under the heading “Risk Factors” on page 8 of this Prospectus.

Neither the United States Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

THE DATE OF THIS PROSPECTUS IS         , 2013

i

ABOUT THIS PROSPECTUS

This Prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell the Securities described in this Prospectus in one or more offerings up to a total dollar amount of initial aggregate offering price of $25,000,000. This Prospectus provides you with a general description of the Securities that we may offer. Each time we sell Securities under this process, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering, including a description of any risks relating to the offering if those terms and risks are not described in this Prospectus. A Prospectus Supplement may also add, update, or change information contained in this Prospectus. If there is any inconsistency between the information in this Prospectus and the applicable Prospectus Supplement, you should rely on the information in the Prospectus Supplement.

Before investing in our securities, please carefully read both this Prospectus and any Prospectus Supplement together with the documents incorporated by reference into this prospectus, as listed under “Documents Incorporated by Reference,” and the additional information described below under “Where You Can Find More Information.”

We may sell securities to or through underwriters or dealers, and we may also sell securities directly to other purchasers or through agents. To the extent not described in this prospectus, the names of any underwriters, dealers, or agents employed by us in the sale of the securities covered by this prospectus, the principal amounts or number of shares or other securities, if any, to be purchased by such underwriters or dealers, and the compensation, if any, of such underwriters, dealers, or agents will be described in a Prospectus Supplement.

Owning Securities may subject you to tax consequences in the United States. This Prospectus or any applicable Prospectus Supplement may not describe these tax consequences fully. You should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

You should rely only on the information contained in or incorporated by reference into this Prospectus or a Prospectus Supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The distribution or possession of this Prospectus in or from certain jurisdictions may be restricted by law. This Prospectus is not an offer to sell the securities and is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. You should assume that the information contained in this Prospectus and in any applicable Prospectus Supplement is accurate only as of the date on the front cover of this Prospectus or Prospectus Supplement, as applicable, and the information incorporated by reference into this Prospectus or any Prospectus Supplement is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since that date.

In this Prospectus, unless the context otherwise requires, references to “Kimber,” the “Company,” “we,” “us,” or “our” refers to Kimber Resources Inc. and/or its wholly owned subsidiaries.

Currency and Financial Information

Unless otherwise stated, currency amounts in this Prospectus are stated in United States dollars. References in this Prospectus to “$” are to U.S. dollars and references to “Cdn$” are to Canadian dollars. The consolidated financial statements incorporated by reference into this Prospectus and the documents incorporated by reference into this prospectus, and the financial data derived from those consolidated financial statements included in this prospectus, are presented in Canadian dollars.

The following table lists, for each period presented, the high and low exchange rates, the average of the exchange rates during the period indicated, and the exchange rates at the end of the period indicated, for one Canadian dollar, expressed in United States dollars, based on the noon exchange rate published by the Bank of Canada.

	Fiscal Year Ended June 30,			Three Months Ended December 31,
	2012	2011	2010	2012	2011
High	1.0604	1.0660	1.1655	1.0028	1.0604
Low	0.9449	0.9486	0.9961	0.9763	0.9935
Average	1.0037	1.0013	1.0555	0.9913	1.0232
Period End	1.0191	0.9643	1.0606	0.9949	1.0170

On February 26 , 2013, the Bank of Canada’s noon exchange rate was Cdn$1.00 = $0. 9728.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this Prospectus and in certain documents incorporated by reference herein constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation. Such forward-looking statements concern our anticipated results and developments in our operations in future periods, planned exploration and development of our properties, plans related to our business, and other matters that may occur in the future. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Forward-looking statements include, but are not limited to, statements with respect to the future price of gold and silver, the estimation of mineral reserves and resources, the realization of mineral reserve and resource estimates, the timing and amount of estimated future production, costs of production, capital expenditures, costs and timing of the development of new deposits, success of exploration activities, permitting time lines, currency fluctuations, requirements for additional capital, government regulation of mining operations, environmental risks, unanticipated reclamation expenses, title disputes or claims and limitations on insurance coverage. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” (or the negative and grammatical variations of any of these terms and similar expressions) be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements.

Forward-looking statements reflect our current views with respect to future events and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Company, are inherently subject to significant known and unknown risks and uncertainties which could cause actual events or results to differ from those expressed or implied by the forward-looking statements. In making the forward-looking statements in this Prospectus and the documents incorporated by reference herein, we have made several assumptions that we believe are appropriate, including, but not limited to the assumption that:

  market fundamentals will result in reasonable demand and prices for gold and silver;

  we will not be subject to any environmental disasters, significant litigation, significant regulatory changes or significant labour disruptions;

  the advice we have received from our consultants and advisors relating to matters such as mineral reserves and mineral resources and environmental requirements is reliable and correct and, in particular, that the models, dilution strategies and mining recovery estimates used to calculate mineral reserves and mineral resources are appropriate and accurate;

  the advice we have received from our consultants and advisors relating to the capital costs of placing the Monterde Project (as defined herein) into commercial production, the operating costs and production rates for the Monterde Project and the applicable taxes are reasonable and appropriate; and

  financing will be available on reasonable terms in the future.

There can be no assurance that any of these assumptions will prove to be correct.

Many factors could cause actual results, performance or achievements to be materially different from any future results, performance, or achievements that may be expressed or implied by such forward-looking statements, including risks and uncertainties related to international operations; actual results of current exploration activities; actual results of current reclamation activities; conclusions of economic evaluations; changes in project parameters as plans continue to be refined; future prices of gold and silver; possible variations in ore reserves, grade or recovery rates; failure of plant, equipment or processes to operate as anticipated; accidents, labour disputes and other risks of the mining industry; delays in obtaining governmental approvals or financing or in the completion of development or construction activities, as well as those risk factors outlined in or incorporated by reference in this Prospectus. See “Risk Factors”. Although we have attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Should one or more of these risks or uncertainties materialize, or should assumptions underlying those forward-looking statements prove incorrect, actual results may vary materially from those described herein. Forward-looking statements are not guarantees of future performance and accordingly investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.

Forward-looking statements in or incorporated by reference in this Prospectus are made as of the date of the document in which such statements appear, and we do not intend, and do not assume any obligation, to update these forward-looking statements, except as required by law.

CAUTIONARY NOTE FOR U.S. INVESTORS REGARDING RESERVE AND RESOURCE ESTIMATES

The terms “mineral reserve”, “proven mineral reserve” and “probable mineral reserve” are Canadian mining terms as defined in accordance with NI 43-101 and the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) — CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended. These definitions differ from the definitions in the SEC Industry Guide 7 under Regulation S-K of the U.S. Securities Act of 1933 (the ”U.S. Securities Act”). Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.

In addition, the terms “mineral resource”, “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource” are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all, or any part, of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable. Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in place tonnage and grade without reference to unit measures.

Accordingly, information contained in this Prospectus and the documents incorporated by reference herein and any Prospectus Supplement contain descriptions of our mineral deposits that may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder

SUMMARY

THE COMPANY

Organization of the Company

We are governed by the laws of the province of British Columbia, Canada, pursuant to the provisions of the Business Corporations Act (British Columbia). Our head office and registered and records office are located at Suite 215-800 West Pender Street, Vancouver, B.C., V6C 2V6.

We are a reporting issuer under the applicable securities legislation of the provinces of British Columbia, Alberta and Ontario and, as such, we are required to make filings on a continuous basis thereunder. Such material, including each of the documents incorporated by reference in this Prospectus, is available for inspection under our profile on the SEDAR website at www.sedar.com. Once a receipt has been issued for this Prospectus, the Company will also become a reporting issuer in Saskatchewan, Manitoba, New Brunswick, Nova Scotia, Prince Edward Island, Newfoundland, Yukon, Northwest Territories and Nunavut.

We are authorized to issue an unlimited number of Common Shares without par value. At the date of this Prospectus, there are 82, 972,876 Common Shares issued and outstanding. The Common Shares are listed and posted for trading on the TSX under the symbol “KBR” and on NYSE MKT under the symbol “KBX.”. Our fiscal year end is June 30.

We currently have three material subsidiaries, being Minera Monterde, S. de R.L. de C.V., Minera Pericones, S.A. de C.V. and Kimber Resources de Mexico, S.A. de C.V., each of which are wholly-owned and governed under the laws of Mexico.

BUSINESS OF THE COMPANY

Summary Description of the Business

Our strategy is to excel as an exploration and development company specializing in the discovery, definition and development of gold and silver deposits in Mexico, building mineral resources and advancing projects into valuable assets capable of becoming profitable mining operations. Kimber seeks to achieve these goals by focusing activities and cash expenditures on areas that will enhance assets while maintaining safe work conditions, protecting the environment and building strong relationships with local communities and stakeholders.

Our most advanced project is Monterde (the “Monterde Project”), which consists of a total of 35 mineral concessions covering over 29,296 hectares in the Sierra Madre Gold-Silver belt of Northern Mexico (the “Monterde Property”). The Company holds 100% of the Monterde Property, free of royalties, through its wholly-owned Mexican subsidiary, Minera Monterde, S. de R.L. de C.V.

The Monterde Project hosts gold-silver mineralization and has three deposits -- the Carmen, Veta Minitas and Carótare deposits -- located within two kilometres of each other. Each of our targets within the Monterde Property are mineral deposits extractable by open pit and/or underground mining methods, where gold and silver are amenable to extraction mainly by conventional milling. Our principal asset is the Carmen gold-silver deposit within the Monterde Property and our primary objective is the further expansion and development of the Carmen, Veta Minitas and Carótare deposits and the further exploration of the Monterde Property. Kimber is currently advancing the Monterde Project towards a production decision.

Monterde Project – Mineral Resource Estimates

Updated Mineral Resource Estimate

On December 10, 2012, we released a NI 43-101 compliant technical report entitled “Updated Mineral Resource Estimate for the Carmen Deposit, Monterde Project, Guazapares Municipality, Chihuahua State, Mexico” dated December 7, 2012 (the “Updated Mineral Resource Estimate”). The Updated Mineral Resource Estimate was prepared by Gary Giroux of Giroux Consultants Ltd., Richard Gowans of Micon International Limited (“Micon”), Jeremy Haile of Knight Piésold Ltd., Christopher Jacobs of Micon and Garth Kirkham of Kirkham Geosystems Ltd., each of whom are “qualified persons” for the purposes of NI 43-101 and are independent of the Company. The Updated Mineral Resource Estimate presents the updated mineral resource estimate for the Carmen deposit based on the results of drilling carried out to the end of 2011 and the results of metallurgical testwork carried out on core from the 2011 deep drilling program. The Updated Mineral Resource Estimate was also based on revised prices for gold and silver. The effective date of the Updated Mineral Resource Estimate is October 23, 2012.

On June 8, 2011, we announced the results of a NI 43-101 compliant preliminary assessment of the Monterde Property, and on July 25, 2011 released a NI 43-101 compliant technical report entitled “Updated Preliminary Assessment of the Monterde Project, Guazapares Municipality, Chihuahua State, Mexico” dated July 22, 2011 (the “Preliminary Assessment”). The Preliminary Assessment was prepared by Gary Giroux, Michael Godard of Micon, Richard Gowans, Jeremy Haile, Christopher Jacobs, Garth Kirkham and James Leader of Micon, each of whom are “qualified persons” for the purposes of NI 43-101 and are independent of the Company. The Preliminary Assessment provides an updated mineral resource estimate for the Carmen deposit effective May 1, 2011. In accordance with the reporting requirements of NI 43-101, the results of the Preliminary Assessment are provided in the Updated Mineral Resource Estimate. It should be noted that the Preliminary Assessment was based on the then current mineral resource estimates for the Carmen and Veta Minitas deposits. We have not updated the Preliminary Assessment to reflect the updated mineral resource estimate which is the subject of the Updated Mineral Resource Estimate.

The following table shows the updated estimate of the mineral resources for the Carmen deposit contained with the open pit designed in April 2011 which was the basis for the open pit mining operation in the Preliminary Assessment and the high grade mineral resources outside the 2011 open pit within the area that may conceptually be amenable to underground mining (referred to as the underground area). Also shown are the current estimates for the Veta Minitas and Carótare deposits (effective date December 1, 2009 and March 15, 2010, respectively).

Mineral Resource Estimates for the Carmen, Veta Minitas and Carótare Deposits
(Carmen Open Pit Cut-off Grade at 0.3 g/t AuEq[1].
Carmen [1] Underground Area, Veta Minitas [2] and Carótare [3] at Cut-off Grade at 2 g/t AuEq )
Classification	Location	Tonnes (000s)	In Situ Grade		Contained In Situ Metal		Recoverable AuEq[1] (g/t)
			Gold (g/t)	Silver (g/t)	Gold (oz)	Silver (oz)
Measured	Open pit Carmen	6,460	0.64	73.7	133,000	15,310,000	1.37
Indicated	Open pit Carmen	2,420	0.82	58.8	64,000	4,570,000	1.44
M+I	Open pit Carmen	8,880	0.69	69.7	197,000	19,880,000	1.39
Indicated	Underground area Carmen	3,190	4.32	90.6	443,000	9,300,000	5.22
Indicated	Veta Minitas	42	4.08	294.1	5,500	397,200	5.62
Indicated	Carótare	220	3.07	58.6	21,700	414,700	3.26

Classification	Location	Tonnes (000s)	In Situ Grade		Contained In Situ Metal		Recoverable AuEq[1] (g/t)
			Gold (g/t)	Silver (g/t)	Gold (oz)	Silver (oz)
Total M+I		12,332	1.68	75.7	667,200	29,991,900	2.42
Inferred [4]	Open pit	830	0.69	42.6	18,400	1,136,000	1.09
Inferred [4]	Underground area Carmen	2,020	4.26	54.0	277,000	3,510,000	4.71
Inferred [4]	Veta Minitas	761	4.39	186.4	107,400	6,153,000	5.29
Inferred [4]	Carótare	210	2.91	45.7	19,600	308,300	2.99
Total Inferred [4]		3,821	3.44	77.4	422,400	11,107,300	3.94

*Note: Mineral resources which are not mineral reserves do not have demonstrated economic viability. The estimate of mineral resources may be materially affected by environmental, permitting, legal, title, taxation, sociopolitical, marketing, or other relevant issues.

1.

For the updated estimate for the Carmen deposit, gold equivalent (AuEq) is based on assumed metal prices of US$1,420/oz gold and US$27/oz silver, and estimated gold and silver recoveries for each block using the following formula: AuEq g/t = (Gold Grade * Recovery %) + ((Silver Grade * Recovery %) * 27/1420)

2.

For the Veta Minitas deposit, gold equivalent or “AuEq” is based on assumed metal prices of US$750/oz gold and US$12/oz silver and estimated gold and silver recoveries for each block, using the following formula: AuEq g/t = (Gold Grade * Gold Recovery %) + ((Silver Grade * Silver Recovery %) * 12/750)

3.

For the Carótare deposit, gold equivalent or “AuEq” is based on assumed metal prices of US$750/oz gold and US$12/oz silver and estimated gold and silver recoveries for each block, using the following formula: AuEq g/t = (Gold Grade * Gold Recovery %) + ((Silver Grade * Silver Recovery %) * 12/750)

4.

The quantity and grade of reported inferred resources in this estimation are conceptual in nature and there has been insufficient exploration to define these inferred resources as an indicated or measured mineral resource. And it is uncertain if further exploration will result in upgrading them to an indicated or measured mineral resource category.

The mineral resource estimate for the Carmen deposit is effective October 23, 2012. The mineral resource estimate for the Veta Minitas deposit is effective December 1, 2009. The mineral resource estimate for the Carótare deposit is effective March 15, 2010.

The following table shows a proposed budget prepared by Micon for work related to the completion of the pre-feasibility study, further drilling and work related to a feasibility study and environmental studies for the Monterde Project:

Micon's Proposed Budget for Pre-feasibility Study, Feasibility Study and Environmental Studies
(December 1, 2012 to December 31, 2013)

Item	Cost
(Cdn$)
Completion of pre-feasibility studies and	500,000
report
Mineral resource expansion and condemnation
drilling
Drilling (15,000 m)	1,600,000
Assays	400,000
Sub-total	2,000,000

Item	Cost
(Cdn$)
Feasibility level studies
Hydrological drilling (3,000 m)	300,000
Hydrological studies and reports	100,000
Metallurgical studies	250,000
Tailings testwork and analysis	200,000
Environmental studies and permits	600,000
Completion of feasibility studies and report	850,000
Sub-total	2,300,000
Total	4,800,000

Further to Micon's recommendations contained in the Updated Mineral Resource Estimate, the Company intends to focus on further exploration drilling, underground channel sampling and mapping, and surface trenching in known areas of mineralization (Carmen East and Cocos) and drill testing of new exploration targets in order to expand the gold and silver mineral resources at the Monterde Property. In addition, the Company intends on advancing the Monterde Project towards completion of a pre-feasibility study. Depending on the results of the pre-feasibility study and subject to the availability of financing, the Company may advance the Monterde Project towards completion of a feasibility study, however, such decision is yet to be made.

The Updated Mineral Resource Estimate may be inspected under our SEDAR profile at www.sedar.com.

Preliminary Economic Assessment

The results of the preliminary economic assessment for the Monterde project are presented in the Technical Report entitled, Updated Preliminary Assessment of the Monterde Project, Guazapares Municipality, Chihuahua State, Mexico, with an effective date of 22 July, 2011 (Giroux et al., 2011), from which the following is extracted. It should be noted that the preliminary economic assessment was based on the then current mineral resource estimates for the Carmen and Veta Minitas deposits. The Company has not updated the preliminary economic assessment to reflect the updated mineral resource estimate for the Carmen Deposit, effective October 23, 2012.

We plan to mine the Monterde Property using a combination of open pit and underground methods, with all of the ore being fed to a conventional grinding mill and cyanide leach circuit for the production of gold and silver doré. Production is planned to come mainly from the Carmen zone with supplemental material being mined from the Veta Minitas deposit. The plan is to produce 1,000 tonnes per day from an underground operation over the 15-year life of the mine, plus an average of 1,800 tonnes per day from an open pit for the first 10 years of operation. We expect the total average daily ore production delivered to the mill to be 2,800 tonnes per day for the first 10 years, falling to 1,000 tonnes per day thereafter.

Micon's base case for assessing the economic potential of the Monterde Project assumed a constant gold price of US$1,100.00/oz and a silver price of US$19.00/oz over the life-of-mine, closely approximating the 3-year trailing average spot prices for the period ending June, 2011. As part of its sensitivity analysis, Micon tested a range of prices 30% above and below these base case values.

The economic evaluation contained in this Preliminary Assessment is preliminary in nature and uses inferred mineral resources that are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as mineral reserves, and there is no certainty that this economic evaluation will be realized. The tonnage of inferred mineral resources used in the mine plan represents 32% of the total life-of-mine mineral resources.

The base case cash flow was evaluated at the selected 8%/y discount rate, as shown in the table below, which also presents the results at discount rates of 5%/y and 10%/y.

Base Case Cash Flow Evaluation

$ million	LOM Total	Discounted at 5%/y	Discounted at 8%/y	Discounted at 10%/y	IRR (%)
Net revenue	1,193.5	829.4	684.1	607.2

Mining costs	315.7	213.8	173.8	153.0
Processing costs	162.0	114.1	94.7	84.3
General & administrative costs	11.4	7.4	5.9	5.1
Total cash operating cost	489.1	335.3	274.4	242.3

Cash operating margin	704.4	494.1	409.7	364.8

Capital expenditure	119.3	116.9	114.7	113.2
Net cash flow (before tax)	585.1	377.3	295.0	251.7	47.9

Taxation	154.9	103.4	83.1	72.4
Net cash flow (after tax)	430.2	273.9	211.9	179.2	40.6

The base case cash flow demonstrated that the project is able to provide a robust operating margin of 59% and generates an internal rate of return of 47.9% on a pre-tax basis and 40.6% after tax. At the selected discount rate of 8%, the NPVs of these cash flows are $295.0 million and $211.9 million, respectively.

The Preliminary Assessment may be inspected under the Company’s SEDAR profile at www.sedar.com.

RISK FACTORS

An Investment in our Securities is highly speculative and subject to a number of known and unknown risks. Only those persons who bear the risk of the entire loss of their investment should purchase our Securities. You should carefully consider the risk factors incorporated by reference to our Annual Report on Form 20-F for the fiscal year ended June 30, 2012, as amended, and the other information contained in this Prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended and the risk factors and other information contained in any applicable Prospectus Supplement, before purchasing any of our Securities.

Additional Risks Related to the Securities

If we raise additional funding through equity financings, then our current shareholders will suffer dilution and the price of our Common Shares may decrease.

We believe the most realistic source of funds presently available to us is through the sale of equity capital. Any sale of equity capital will result in dilution to existing shareholders and the price of our Common Shares may decrease.

Loss of entire investment.

An investment in the Securities is speculative and may result in the loss of an investor's entire investment. Only potential investors who are experienced in high risk investments and who can afford to lose their entire investment should consider an investment in the Securities.

There can be no assurance as to the liquidity of the trading market for certain Securities or that a trading market for certain Securities will develop.

There is no public market for the Warrants, Share Purchase Contracts, Subscription Receipts or Debt Securities and, unless otherwise specified in the applicable Prospectus Supplement, the Company does not intend to apply for listing of these securities on any securities exchange. If these securities are traded after their initial issue, they may trade at a discount from their initial offering prices depending on the market for similar securities, prevailing interest rates and other factors, including general economic conditions and the Company's financial condition. There can be no assurance as to the liquidity of the trading market for any Warrants, Share Purchase Contracts, Subscription Receipts or Debt Securities or that a trading market for these securities will develop.

Kimber has a history of net losses and negative operating cash flow and cannot assure that it will ever be profitable.

We have received no revenue to date from the exploration activities on our properties and have negative cash flow from operating activities. We incurred a loss of for the year ended June 30, 2012. In the event that we undertake development activity on any of our properties, there is no certainty that we will produce revenue, operate profitably or provide a return on investment in the future.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this Prospectus (as may be detailed in a Prospectus Supplement) an indeterminate number of Securities as shall have a maximum aggregate offering price of $25,000,000. The actual per share price of the Securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of the offer.

USE OF PROCEEDS

The net proceeds to us from the sale of Securities, the proposed use of those proceeds and our specific objectives which we expect to accomplish with such proceeds will be set forth in the applicable Prospectus Supplement. The principal business objective to be achieved with the proceeds is to further the exploration and development of the Monterde Project, including completion of a pre-feasibility study as recommended by Micon in the Updated Mineral Resource Estimate and described under “Business of the Company – Monterde Project – Mineral Resource Estimates.” Depending on the outcome of the pre-feasibility study, Kimber’s financial requirements at the time, the availability of other funds and the timing and size of the offering, proceeds may be used for the completion of a feasibility study as recommended by Micon in the Updated Mineral Resource Estimate and described under “Business of the Company – Monterde Project – Mineral Resource Estimates.”

In addition, it is expected that a portion of the proceeds will be used to reduce indebtedness incurred in connection with a Cdn$5,000,000 bridge loan credit facility (the “Credit Facility”) with Sprott Resource Lending Partnership (“Sprott”). As of the date hereof, we owe Cdn$5,000,000 pursuant to the Credit Facility. The existing indebtedness under the Credit Facility was incurred by us primarily to fund the exploration and development of the Monterde Project, our ongoing capital needs and for other general and administrative purposes. Finally, proceeds may be used for expenses related to our other Mexican properties

We intend to use the funds as described above and as set forth in the applicable Prospectus Supplement based on the budgets approved by our Board of Directors and consistent with established internal control guidelines and the Updated Mineral Resource Estimate. However, we note that while the budget in the Updated Mineral Resource Estimate represents Micon’s estimate of the cost of accomplishing the various objectives set out therein, we expect the final amounts required to accomplish these objectives will differ in ways which we cannot yet determine, and the Micon budget should not be regarded as a final statement of what these costs will be. Further, there may be circumstances where, on the basis of results obtained or for other sound reasons, a re-allocation of funds may be necessary or prudent. Accordingly, our management will have broad discretion in the application of the proceeds of an offering of Securities. The actual amount that we spend in connection with each of the intended use of proceeds may vary significantly from the amounts specified above and will depend on a number of factors, including those referred to under “Risk Factors.”

We generate no operating revenue from the exploration activities on our properties and we have negative cash flow from operating activities. We expect that we will continue to have negative cash flow until such time that commercial production is achieved at the Monterde Project. We anticipate that the net proceeds from the sale of the Securities may be used to fund negative cash flow from operating activities. The extent to which we will do so will depend on a number of factors, including our financial requirements at the time, the availability of other funds and the timing and size of the offering, and will be set forth in the applicable Prospectus Supplement. See “Risk Factors – We have a history of net losses and negative operating cash flow and cannot assure that we will ever be profitable.”

All expenses relating to an offering of Securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of the proceeds from the sale of Securities, unless otherwise stated in the applicable Prospectus Supplement. Pending the use of available funds outline, we intend to invest the net proceeds in an interest bearing account.

Proceeds Use to Date

During the year ended June 30, 2012, we completed a bought deal private placement of 5,060,000 Common Shares at a price of Cdn$1.60 per Common Share, for gross proceeds of Cdn$8,096,000. The offering was let by PI Financial Corp. and included Haywood Securities Inc. and Canaccord Genuity Corp.

In a press release dated July 26, 2011, we disclosed that the net proceeds of the offering were to be used for exploration and development at the Monterde Project, including a pre-feasibility study and continued drilling, and for general corporate and working capital purposes.

The table below describes how the proceeds have been used to date (other than working capital), against how the proceeds were expected to be used as disclosed in the press release dated July 26, 2011:

	As per press release	Incurred to date
Exploration and development at the Monterde Project, including a pre-feasibility study and continued drilling	Amount not specified[1]	Cdn$5,200,000

1A breakdown between this category of expenses and working capital expenses was not specified in the press release.

During the three months ended September 30, 2012, we entered into the Credit Facility with Sprott. In a press release dated July 18, 2012, we disclosed that the proceeds of the Credit Facility were to be applied to the development of the Monterde Project and for working capital and general and administrative purposes.

The table below describes how the proceeds have been used to date (other than working capital), against how the proceeds were expected to be used as disclosed in the press release dated July 18, 2012:

	As per press release	Incurred to date
Development of the Monterde Project	Amount not specified[1]	Cdn$1,100,000

1 A breakdown between this category of expenses and working capital expenses was not specified in the press release.

The balance of the proceeds of the Credit Facility, which have not been thus expended or applied to working capital and general administrative purposes are expected to be used for the purposes described under “Use of Proceeds” above. These expenditures are expected to be incurred over the course of the next 2 months.

PER SHARE MARKET PRICE

The following outlines the annual high and low market prices for the five most recent fiscal periods ended June 30:

High/Low Market Prices for the Five Most Recent Fiscal Periods

NYSE MKT
	High	Low
2012	$1.32	$0.32
2011	$2.17	$0.85
2010	$1.63	$0.60
2009	$1.80	$0.40
2008	$1.96	$0.41

TSX
	High	Low
2012	Cdn$1.31	Cdn$0.34
2011	Cdn$2.07	Cdn$0.87
2010	Cdn$1.67	Cdn$0.65
2009	Cdn$1.83	Cdn$0.47
2008	Cdn$1.98	Cdn$0.53

The following outlines the high and low market prices for each fiscal financial quarter for the two most recent fiscal periods and any subsequent period:

High/Low Market Prices for Each Fiscal Financial Quarter
for The Two Most Recent Fiscal Periods

NYSE MKT
	High	Low
2013
Q1	$0.45	$0. 24
(to February 26 , 2013)
2012
Q4	$0.72	$0.32
Q3	$0.84	$0.60
Q2	$0.96	$0.56
Q1	$1.32	$0.85
2011
Q4	$1.49	$0.85
Q3	$2.15	$1.28
Q2	$2.17	$1.04
Q1	$1.85	$1.07

TSX
	High	Low
2013
Q1	Cdn$0.42	Cdn$0. 25
(to February 26 , 2013)
2012
Q4	Cdn$0.70	Cdn$0.34
Q3	Cdn$0.80	Cdn$0.60
Q2	Cdn$0.94	Cdn$0.60
Q1	Cdn$1.31	Cdn$0.86
2011
Q4	Cdn$1.50	Cdn$0.87
Q3	Cdn$2.03	Cdn$1.34
Q2	Cdn$2.07	Cdn$1.01
Q1	Cdn$1.79	Cdn$1.06

The following outlines the high and low market prices for each of the most recent six months:

High/Low Market Prices For Each Of The Most Recent Six Months

NYSE MKT
	High	Low
January, 2013	$0.45	$0.33
December, 2012	$0.49	$0.32
November, 2012	$0.61	$0.44
October, 2012	$0.72	$0.57
September, 2012	$0.84	$0.66
August, 2012	$0.74	$0.60

TSX
	High	Low
January 2013	Cdn$0.42	Cdn$0.35
December, 2012	Cdn$0.47	Cdn$0.34
November, 2012	Cdn$0.60	Cdn$0.44
October, 2012	Cdn$0.70	Cdn$0.58
September, 2012	Cdn$0.80	Cdn$0.65
August, 2012	Cdn$0.74	Cdn$0.60
July, 2012	Cdn$0.80	Cdn$0.68

The closing price of the Common Shares on the NYSE MKT was $0. 25 per Common Share on February 26 , 2013. The closing price of the Common Shares on the TSX was Cdn$0. 25 per Common Share on February 26 , 2013.

CAPITALIZATION

The following table sets forth our capitalization as of December 31 , 2012. This table should be read in conjunction with our audited consolidated financial statements as at and for the years ended June 30, 2012 and 2011, and our unaudited interim consolidated financial statements as at and for the six months ended December 31 , 2012, which are incorporated by reference in this Prospectus.

As at December 31 , 2012

Liabilities
Trade and other payables and short term loan		$3,364,673

Shareholders Equity

Authorized Capital
Common shares, no par value, unlimited number

Issued and Outstanding
Common shares, 82,745,626 shares issued and outstanding		$82,745,626

Share option reserve		$5,253,210

Warrant reserve		$1,270,474

Accumulated deficit	$	(28,243,379)

Total shareholder's equity		$60,695,537

Total capitalization		$64,060,210

RATIO OF EARNINGS TO FIXED CHARGES

We have not generated any earnings or positive cash flow from operations. As a result, for all periods presented, we have no earnings or cash flows available to cover fixed charges. Fixed charges consists of the continuing operations portions of interest expensed and capitalized, amortization of debt discount, premium and capitalized expenses related to indebtedness and estimated interest costs within rental expense. The following table discloses our dollar coverage deficiency, computed in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IASB”), except for the fiscal years ended June 30, 2008, 2009, and 2010 which have been computed in accordance with Canadian generally accepted accounting principles. The ratio of earnings to fixed charges is not disclosed since it is a negative number in each year and period.

		Year Ended June 30,				Six Months Ended December 31 ,
	2008	2009	2010	2011	2012	2012
Deficiency of earnings available to cover fixed charges	$0	$0	$0	$0	$0	$309,456

DESCRIPTION OF COMMON SHARES

Our authorized share capital consists of an unlimited number of common shares without par value, of which 82,972,876 are issued and outstanding as of the date of this Prospectus.

All of the Common Shares rank equally as to voting rights, participation in a distribution of the assets of the Company on liquidation, dissolution or winding-up and the entitlement to dividends. The holders of the Common Shares are entitled to receive notice of all meetings of shareholders and to attend and vote their shares at the meetings. Each Common Share carries the right to one vote.

In the event of the liquidation, dissolution or winding-up of the Company or other distribution of its assets, the holders of the Common Shares will be entitled to receive, on a pro rata basis, all of the assets remaining after the our liabilities have been paid. We have not paid dividends since we were incorporated and it is not management's intention to pay dividends on the Common Shares in the foreseeable future. Any payment of dividends in the future will depend on a number of factors, including earnings, capital requirements and the operating and financial condition of the Company.

Provisions as to the modification, amendment or variation of the above shareholders' rights are contained in the Company's articles and the Business Corporations Act (British Columbia). In general, substantive changes to the authorized share capital require the approval of shareholders by special resolution (at least 75% of the votes cast).

None of the following rights or restrictions are attached to the Common Shares: pre-emptive rights; conversion or exchange rights; redemption, retraction, purchase for cancellation or surrender provisions; sinking or purchase fund provisions; provisions permitting or restricting the issuance of additional securities or any other material restrictions; or provisions requiring a securityholder to contribute additional capital.

DESCRIPTION OF WARRANTS

We may issue Warrants that entitle the holder to purchase Common Shares. Warrants may be issued independently or together with Common Shares, and may be attached to or separate from any offered Securities.

Each series of Warrants may be issued under a separate warrant indenture or warrant agency agreement to be entered into between the Company and one or more banks or trust companies acting as Warrant agent. The Warrant agent will act solely as the agent of the Company and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. The applicable Prospectus Supplement will include details of the Warrant agreements governing the Warrants being offered. A copy of any warrant indenture or any warrant agency agreement relating to an offering of Warrants will be filed by the Company with the SEC in connection with any offering of Warrants

The particular terms of each issue of Warrants will be described in the related Prospectus Supplement. This description will include, where applicable:

  the designation and aggregate number of Warrants;

  the price at which the Warrants will be offered;

  the currency or currencies in which the Warrants will be offered;

  the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

  the number of Common Shares that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each Warrant;

  any minimum or maximum amount of Warrants that may be exercised at one time;

  the designation and terms of any Securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each Security;

  the date or dates, if any, on or after which the Warrants and the related Securities will be transferable separately;

  whether the Warrants will be subject to redemption and, if so, the terms of such redemption provisions;

  material United States and Canadian federal income tax consequences of owning the Warrants; and

  any other material terms or conditions of the Warrants.

Each Warrant will entitle the holder of the Warrant to purchase Common Shares at the exercise price provided in the applicable Prospectus Supplement. The exercise price may be subject to adjustment upon the occurrence of events described in the applicable Prospectus Supplement. Holders may exercise Warrants at any time up to the close of business on the expiration date set forth in the applicable Prospectus Supplement. After the close of business on the expiration date, unexercised Warrants will become void. The place or places where, and the manner in which, Warrants may be exercised will be specified in the applicable Prospectus Supplement.

Prior to the exercise of any Warrants to purchase Common Shares, holders of the Warrants will not have any of the rights of holders of the underlying Common Shares, including the right to receive payments of dividends, if any, on the underlying Common Shares, or to exercise any applicable right to vote.

DESCRIPTION OF SHARE PURCHASE CONTRACTS

We may issue Share Purchase Contracts, including contracts obliging holders to purchase from us, and the Company to sell to the holders, a specified number of Common Shares, at a future date or dates, or similar contracts issued on a “prepaid” basis. Share Purchase Contracts may include installment receipts. The price per Common Share and the number of Common Shares may be fixed at the time the Share Purchase Contracts are issued or may be determined by reference to a formula set forth in the Share Purchase Contracts. The Share Purchase Contracts may require either the Common Share purchase price be paid at the time the Share Purchase Contracts are issued or that payment be made at a specified future date. The Share Purchase Contracts may require holders to secure their obligations thereunder in a specified manner. The Share Purchase Contracts also may require the Company to make periodic payments to the holders of the Share Purchase Contracts or vice versa, and such payments may be unsecured or refunded on some basis.

The applicable Prospectus Supplement will describe the terms of the Share Purchase Contracts. The description in the Prospectus Supplement will not necessarily be complete, and reference will be made to the Share Purchase Contracts, and, if applicable, collateral, depositary or custodial arrangements, relating to the Share Purchase

Contracts. As required, material United States and Canadian federal income tax considerations applicable to the holders of the Share Purchase Contracts will also be discussed in the applicable Prospectus Supplement.

Share Purchase Contracts will not be offered for sale to any member of the public in Canada unless the Prospectus Supplement describing the specific terms of the Share Purchase Contracts to be offered is first approved for filing by each of the securities commissions or similar regulatory authorities in Canada where the Share Purchase Contracts will be offered for sale.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

Subscription Receipts may be offered separately or together with Common Shares or Warrants, as the case may be. The Subscription Receipts will be issued under a subscription receipt agreement.

The applicable Prospectus Supplement will include details of the subscription receipt agreement covering the Subscription Receipts being offered. A copy of the subscription receipt agreement relating to an offering of Subscription Receipts will be filed by us with the SEC after it has been entered into by us. The specific terms of the Subscription Receipts, and the extent to which the general terms described in this section apply to those Subscription Receipts, will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

  the number of Subscription Receipts;

  the price at which the Subscription Receipts will be offered;

  the procedures for the exchange of the Subscription Receipts into Common Shares or Warrants;

  the number of Common Shares or Warrants that may be exchanged upon exercise of each Subscription Receipt;

  the designation and terms of any other securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each security;

  terms applicable to the gross or net proceeds from the sale of the Subscription Receipts plus any interest earned thereon;

  material United States and Canadian federal income tax consequences of owning the Subscription Receipts; and

  any other material terms and conditions of the Subscription Receipts.

DESCRIPTION OF DEBT SECURITIES

The Debt Securities will be issued under an indenture to be entered into between the Company as issuer and one or more trustees (the "Trustee") that will be named in a Prospectus Supplement. Kimber will provide particular terms and provisions of a series of Debt Securities, and a description of how the general terms and provisions described below may apply to that series, in a Prospectus Supplement. The following summary may not contain all of the information that is important to the investor. For a more complete description, prospective investors should refer to the applicable Prospectus Supplement and to the applicable indenture (the "Indenture"), a copy of which will be distributed in connection with any distribution of Debt Securities under this Prospectus and filed by the Company with the securities regulatory authorities in Canada and the United States after it has been entered into by the Company. The Indenture will be subject to and governed by the U.S. Trust Indenture Act of 1939, as amended.

The Indenture will not limit the aggregate principal amount of Debt Securities which may be issued under it, and we may issue Debt Securities in one or more series. Securities may be denominated and payable in any currency. The

Company may offer no more than $25,000,000 (or the equivalent in other currencies) aggregate principal amount of Debt Securities pursuant to this Prospectus. Unless otherwise indicated in the applicable Prospectus Supplement, the Indenture will permit the Company, without the consent of the holders of any Debt Securities, to issue additional Debt Securities under the Indenture with the same terms and with the same CUSIP numbers as the Debt Securities offered in that series, provided that such additional Debt Securities must be part of the same issue as the Debt Securities offered in that series for U.S. federal income tax purposes. The Company may also from time to time repurchase Debt Securities in open market purchases or negotiated transactions without prior notice to holders.

The applicable Prospectus Supplement will set forth the following terms relating to the Debt Securities offered by such Prospectus Supplement:

  the title of the Debt Securities;

  the total principal amount of the Debt Securities;

  whether the Debt Securities will be issued in individual certificates to each holder or in the form of temporary or permanent global Debt Securities held by a depositary on behalf of holders;

  the date or dates on which the principal of and any premium on the Debt Securities will be payable;

  any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments and whether and under what circumstances any additional amounts with respect to the Debt Securities will be payable;

  the place or places where payments on the Debt Securities will be payable;

  any provisions for optional redemption , early repayment, retraction, purchase for cancellation or surrender ;

  any sinking fund or other provisions that would require the redemption, purchase or repayment of Debt Securities;

  whether payments on the Debt Securities will be payable in a foreign currency or currency units or another form;

  the portion of the principal amount of Debt Securities that will be payable if the maturity is accelerated, other than the entire principal amount;

  events of default by the Company and covenants of the Company;

  any restrictions or other provisions relating to the transfer or exchange of Debt Securities;

  any provisions permitting or restricting the issuance of additional securities, the incurring of additional indebtedness and other material negative covenants including restrictions against payment of dividends and restrictions against giving security on our assets or the assets of our subsidiaries;

  any terms for the conversion or exchange of the Debt Securities for other securities of the Company or any other entity; and

  any other terms of the Debt Securities not prohibited by the Indenture.

Unless otherwise indicated in the applicable Prospectus Supplement we will issue Debt Securities in registered form without coupons, and in denominations of $1,000 and multiples of $1,000. Debt Securities may be presented for exchange and registered Debt Securities may be presented for registration of transfer in the manner set forth in the Indenture and in the applicable Prospectus Supplement, without service charges. The Company may, however, require payment sufficient to cover any taxes or other governmental charges due in connection with the exchange or transfer. Kimber will appoint the Trustee as security registrar.

Unless otherwise indicated in the applicable Prospectus Supplement, the holders of the Debt Securities will not be afforded protection under the Indenture in the event of a highly leveraged transaction or a change in control of the Company, except in certain specified circumstances.

We may issue Debt Securities under the Indenture bearing no interest or interest at a rate below the prevailing market rate at the time of issuance and, in such circumstances, We will offer and sell those Securities at a discount below their stated principal amount. We will describe in the applicable Prospectus Supplement any material Canadian and U.S. federal income tax consequences and other special considerations.

Neither our Company nor any of our subsidiaries will be subject to any financial covenants under the Indenture. In addition, neither our Company nor any of our subsidiaries will be restricted under the Indenture from paying dividends, incurring debt, or issuing or repurchasing its securities.

Any Debt Securities issued by us will be direct, unconditional and unsecured obligations of the Company and will rank equally among themselves and with all of our other unsecured, unsubordinated obligations, except to the extent prescribed by law. Debt Securities issued by us will be structurally subordinated to all existing and future liabilities, including trade payables and other indebtedness of the Company's subsidiaries. As of the date of this Prospectus our Company and our subsidiaries had no outstanding indebtedness, other than intercompany indebtedness, trade payables and Cdn$5,000,000 pursuant to Credit Facility with Sprott.

We may issue Debt Securities and incur additional indebtedness otherwise than through the offering of any Debt Securities pursuant to this Prospectus.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Information regarding material United States federal income tax consequences to persons investing in the Securities offered by this Prospectus will be set forth in an applicable Prospectus Supplement. You are urged to consult your own tax advisors prior to any acquisition of our Securities.

PLAN OF DISTRIBUTION

We may sell the Securities in one or more of the following ways from time to time:

  through underwriters or dealers for resale to the public or to institutional investors;

  directly to a limited number of institutional purchasers or to a single purchaser;

  through agents; or

  if indicated in the Prospectus Supplement, pursuant to delayed delivery contracts, by remarketing firms or by other means.

The Securities offered pursuant to any Prospectus Supplement may be sold from time to time in one or more transactions at: (i) a fixed price or prices, which may be changed from time to time; (ii) market prices prevailing at the time of sale; (iii) prices related to such prevailing market prices; or (iv) other negotiated prices. We may only offer and sell the Securities pursuant to a Prospectus Supplement during the period that this Prospectus, including any amendments hereto, remains effective.

Any dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act, and any discounts or commissions they receive from us and any profit they receive on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities

Act. The terms of the offering of the securities with respect to which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include:

  the name or names of any underwriters, dealers, or agents;

  the purchase price of such securities and the proceeds to us from such sale;

  any underwriting discounts, agency fees, and other items constituting underwriters’ or agents’ compensation;

  the public offering price;

  any discounts or concessions that may be allowed or re-allowed or paid to dealers and any securities exchanges on which the securities may be listed; and

  the securities exchange on which the securities may be listed, if any.

If underwriters are used in the sale of Securities, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase the Securities described in the applicable Prospectus Supplement will be subject to certain conditions precedent. Further, unless otherwise so stated, the underwriters will be obligated to purchase all such securities if any are so purchased by them. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agents involved in the offer or sale of the securities in respect of which this Prospectus is being delivered, and any commissions payable by us to those agents, will be described in the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will be acting on a best-efforts basis for the period of its appointment.

If dealers are used in the sale of any securities, we will sell the securities to the dealers as principals. Any dealer may resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transaction will be provided in the Prospectus Supplement with respect to the securities being offered.

Securities may also be offered and sold, if so indicated in the applicable Prospectus Supplement, in connection with a remarketing upon their purchase in accordance with a redemption or repayment pursuant to their terms or otherwise by one or more firms, which we refer to as the “remarketing firms,” acting as principals for their own accounts or as our agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable Prospectus Supplement.

Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed by them.

If indicated in the applicable Prospectus Supplement, we will authorize agents, underwriters, or dealers to solicit offers by certain specified institutions to purchase the securities to which this Prospectus and the applicable Prospectus Supplement relates from us at the public offering price provided in the applicable Prospectus Supplement, plus, if applicable, accrued interest pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions described in the applicable Prospectus Supplement, and the applicable Prospectus Supplement will provide the commission payable for solicitation of those contracts.

Underwriters will not be obligated to make a market in any securities. We can give no assurance regarding the activity of trading in, or liquidity of, any securities.

Under agreements that may be entered into by us, underwriters, dealers, agents and remarketing firms who participate in the offer and sale of our securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, and applicable Canadian provincial securities legislation, or to contribution with respect to payments that such underwriters, dealers, agents or remarketing firms may be required to make in respect thereof. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Each series of securities will be a new issue and other than the common shares, which are quoted on the NYSE MKT and TSX, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common shares, on any additional exchange, but unless otherwise specified in the applicable Prospectus Supplement, we are not obligated to do so. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity of the trading market for any of the securities.

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Pursuant to the terms of the agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such agreement will be set forth in more detail in the applicable prospectus supplement. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain, or otherwise affect the price of our securities. We will describe any such activities in any Prospectus Supplement relating to such at-the-market transaction.

The place, time of delivery, and other terms of the offered securities will be described in the applicable Prospectus Supplement.

LEGAL MATTERS

The law firm of Stikeman Elliott LLP has acted as the Company’s counsel by providing an opinion on the validity of the Securities offered in this Prospectus and applicable Prospectus Supplements and counsel named in the applicable Prospectus Supplement will pass upon legal matters for any underwriters, dealers or agents. Certain legal matters related to the Securities offered by this Prospectus will be passed upon on the Company’s behalf by Stikeman Elliott LLP, with respect to matters of Canadian law, and Dorsey & Whitney LLP, with respect to matters of United States law.

INTEREST OF EXPERTS

None.

EXPERTS

Information relating to the our mineral properties in this Prospectus and the documents incorporated by reference herein has been derived from reports, statements or opinions prepared or certified by Gary Giroux, Richard Gowans, Jeremy Haile, Christopher Jacobs, Garth Kirkham, Micon International Limited, Kirkham Geosystems Ltd., Knight Piésold Consulting Ltd. and Giroux Consultants Ltd and this information has been included in reliance on such persons’ and companies’ expertise.

As of the date hereof, none of Gary Giroux, Richard Gowans, Jeremy Haile, Christopher Jacobs, Garth Kirkham, Micon International Limited, Kirkham Geosystems Ltd., Knight Piésold Consulting Ltd. or Giroux Consultants Ltd., each being persons and companies who have prepared or certified the preparation of reports, statements or opinions relating to the Company's mineral properties, or any director, officer, employee or partner thereof, as applicable, beneficially own, directly or indirectly, any of the Company's outstanding Common Shares or have received or will receive a direct or indirect interest in any other securities or property of the Company or of any associate or affiliate of the Company.

The financial statements incorporated by reference in this Prospectus and the related financial statement schedules included elsewhere in the Registration Statement, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports appearing herein and elsewhere in the Registration Statement (which reports (1) express an unqualified opinion on the financial statements and financial statement schedules and includes an emphasis of matter paragraph relating to our consideration of going concern and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements and financial statement schedules have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Kimber has filed a registration statement on Form F-3 with the SEC in connection with this offering. This Prospectus does not contain all of the information set forth in the registration statement, as permitted by the rules and regulations of the SEC. Each statement made in this Prospectus concerning a document filed as an exhibit to the registration statement is qualified by reference to that exhibit for a complete statement of its provisions. Kimber also files annual and others reports and other information with the SEC. You may read and copy any report or document Kimber files, and the registration statement, including the exhibits, may be inspected at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Kimber’s SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

Quotations for the prices of Kimber’s Common Shares are obtainable on NYSE MKT. Reports and other information about Kimber can be inspected at the offices of the Financial Industry Regulatory Authority, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

As a “foreign private issuer,” Kimber will be exempt from the rules under the Exchange Act, prescribing the furnishing and content of proxy statements to shareholders, but, will be required to furnish those proxy statements to shareholders under NYSE MKT rules. Those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”). In addition, as a “foreign private issuer,” Kimber will be exempt from the rules under the Exchange Act relating to short swing profit reporting and liability of its insiders.

ENFORCEABILITY OF CIVIL LIABILITIES

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that we are incorporated under the laws of the Province of British Columbia, Canada, that many of our officers and directors are residents of countries other than the United States, that some of the experts named in this prospectus are residents of countries other than the United States, and that some of our assets and the assets of said persons are located outside the United States.

In particular, it may be difficult to bring and enforce suits against us or said persons under U.S. federal securities laws. It may be difficult for U.S. holders of our common shares to effect service of process on us or said persons within the United States or to enforce judgments obtained in the United States based on the civil liability provisions of the U.S. federal securities laws against us or said persons. In addition, a shareholder should not assume that the courts of Canada (i) would enforce judgments of U.S. courts obtained in actions against us, our officers or directors, or other said persons, predicated upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States, or (ii) would enforce, in original actions, liabilities against us, our officers or directors or other said persons predicated upon the U.S. federal securities laws or other laws of the United States.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents filed with or furnished to the SEC are specifically incorporated by reference into and form a part of this Prospectus:

  The description of our securities contained in our Registration Statement on Form 8-A filed with SEC on December 21, 2005;

  Our Annual Report on Form 20-F for the fiscal year ended June 30, 2012, filed with the SEC on October 1, 2012, as amended on October 4, 2012;

  Our Report of Foreign Issuer on Form 6-K containing condensed consolidated interim financial statements and Management’s Discussion and Analysis for the three months ended September 30, 2012 and 2011, furnished to the SEC on November 15, 2012;

  Our Report of Foreign Issuer on Form 6-K containing condensed consolidated interim financial statements and Management’s Discussion and Analysis for the six months ended December 31, 2012 and 2011, furnished to the SEC on February 15, 2013;

  Our Report of Foreign Issuer on Form 6-K furnished to the SEC on November 15, 2012;

  Our Report of Foreign Issuer on Form 6-K furnished to the SEC on January 16, 2013; and

  Our Report of Foreign Issuer on Form 6-K furnished to the SEC on February 15, 2013.

In addition, all subsequent Annual Reports on Form 20-F, Form 40-f or Form 10-K, and all subsequent filings on Form 10-Q or Form 8-K, that we file pursuant to the Exchange Act prior to the termination of this offering, are hereby incorporated by reference into this Prospectus. Also, we may incorporate by reference future reports on Form 6-K that we furnish subsequent to the date of this Prospectus by stating in those Form 6-Ks that they are being incorporated by reference into this Prospectus.

Any statement contained in a document incorporated by reference into this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus, in one of those other documents or in any other later filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any such statement so modified shall not be deemed, except as so modified, to constitute a part of this prospectus. Any such statement so superseded shall be deemed not to constitute a part of this Prospectus.

You may request a copy of these filings without charge by writing or telephoning Kimber’s Chief Financial Officer at the following address or phone number:

Kimber Resources Inc.
215 – 800 West Pender Street
Vancouver, BC
Tel.: (604) 669-2251

21

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8: Indemnification of Directors and Officers.

Our Articles of Incorporation provide that we must indemnify a director, former director or alternate director of Kimber and his or her heirs and legal personal representatives against all judgement, penalty or fine awarded or imposed to which such person is or may be liable, by reason of the eligible party being or having been a director or alternate director of Kimber. We may indemnify any person under its Articles of Incorporation Under our Articles of Incorporation, we may, and do maintain a policy of insurance for the benefit of directors, officers and employees against liability incurred by him or her acting in their capacity as a director, officer or employee.

We are subject to the provisions of the Business Corporations Act (British Columbia) (the “Act”). Under Section 160 of the Act, we may, subject to Section 163 of the Act, indemnify an individual who:

  is or was a director or officer of our company;

  is or was a director or officer of another corporation (i) at a time when such corporation is or was an affiliate of our company; or (ii) at our request; or

  at our request, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity;

and includes the heirs and personal or other legal representatives of that individual (collectively, an “eligible party”), against a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, a proceeding (an “eligible penalty”) in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of our company or an associated corporation, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding (an ”eligible proceeding”) to which the eligible party is or may be liable and we may, subject to section 163 of the Act, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding.

Under Section 161 of the Act, and subject to Section 163 of the Act, we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the Act, and subject to Section 163 of the Act, we may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of the proceeding, provided that we must not make such payments unless we first receive from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under Section 163, the eligible party will repay the amounts advanced.

Under Section 163 of the Act, we must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160, 161 or 162 of the Act, as the case may be, if any of the following circumstances apply:

  if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, we were prohibited from giving the indemnity or paying the expenses by our memorandum or articles;

  if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, we are prohibited from giving the indemnity or paying the expenses by our memorandum or articles;

  if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of our company or the associated corporation, as the case may be; or

  in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of our company or by or on behalf of an associated corporation, we must not either indemnify the eligible party against eligible penalties to which the eligible party is or may be liable, or pay the expenses of the eligible party under Sections 160, 161 or 162 of the Act, as the case may be, in respect of the proceeding.

Under Section 164 of the Act, the Supreme Court of British Columbia may, on application of our company or an eligible party:

  order us to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

  order us to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

  order the enforcement of, or payment under, an agreement of indemnification entered into by us;

  order us to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the Act; or

  make any other order the court considers appropriate.

Section 165 of the Act provides that we may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation.

Under the Act, the articles of our company may affect our power or obligation to give an indemnity or pay expenses to the extent that the articles prohibit giving the indemnity or paying the expenses. As indicated above, this is subject to the overriding power of the Supreme Court of British Columbia under Section 164 of the Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 9: Exhibits

Exhibit	Description

1.1*	Form of Underwriting Agreement
4.1*	Form of Warrant
4.2*	Form of Warrant Indenture

4.3*	Form of Subscription Receipt Agreement
4.4*	Form of Share Purchase Contract
4.5**	Form of Indenture
5.1***	Opinion of Stikeman Elliott LLP
23.1***	Consent of Deloitte LLP
23.2***	Consent of Stikeman Elliott LLP (included in Exhibit 5.1).
23.3***	Consent of G. H. Giroux and Giroux Consultants Ltd.
23.4***	Consent of Richard M. Gowans
23.5***	Consent of Jeremy Hale and Knight Piésold Consulting Ltd
23.6***	Consent of Christopher Jacobs
23.7***	Consent of Garth Kirkham and Kirkham Geosystems Ltd.
23.8***	Consent of Micon International Limited
24.1***	Powers of Attorney (included on the signature pages to this registration statement).
25.1	Form T-1 Statement of Eligibility for Indenture (to be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended).

__________
*To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed on Form 6-K under the Securities Exchange Act of 1934 and incorporated herein by reference.

**Filed herewith

***Previously filed as an exhibit to our Registration Statement on Form F-3 filed with the SEC on January 22, 2013.

Item 10. Undertakings.

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into the registration statement.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada on February 27 , 2013.

KIMBER RESOURCES INC.

By:	/s/ “Gordon Cummings”
Gordon Cummings,
President and Chief Executive Officer

Signatures	Title	Date

/s/ “Gordon Cummings” Gordon Cummings	President, Chief Executive Officer and Director (Principal executive officer)	February 27, 2013

/s/ “Lyn B. Davies” Lyn B. Davies	Chief Financial Officer (Principal financial and accounting officer)	February 27, 2013

* Peter Nixon	Chairman and Director	February 27, 2013

* Leanne M. Baker	Director (Chair of Compensation Committee)	February 27, 2013

* R. Dennis Bergen	Director (Chair of Technical, Safety and Environmental Committee)	February 27, 2013

* Frederick T. Graybeal	Director (Chair of Corporate Governance and Nominating Committee)	February 27, 2013

* Tim Haldane	Director	February 27, 2013

/s/ “James Puplava” James J. Puplava	Director	February 27, 2013

* Donald W. Young	Director (Chair of Audit Committee)	February 27, 2013

/s/ “Gordon Cummings” * By Gordon Cummings as attourney-in-fact		February 27, 2013

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Kimber Resources Inc. in the United States, on February 27 , 2013.

KIMBER RESOURCES INC.

By: /s/ " James J. Puplava"
Name: James J. Puplava
Title: Director

EXHIBIT INDEX

Exhibit	Description

1.1*	Form of Underwriting Agreement
4.1*	Form of Warrant
4.2*	Form of Warrant Indenture
4.3*	Form of Subscription Receipt Agreement
4.4*	Form of Share Purchase Contract
4.5**	Form of Indenture
5.1***	Opinion of Stikeman Elliott LLP
23.1***	Consent of Deloitte LLP
23.2***	Consent of Stikeman Elliott LLP (included in Exhibit 5.1).
23.3***	Consent of G. H. Giroux and Giroux Consultants Ltd.
23.4***	Consent of Richard M. Gowans
23.5***	Consent of Jeremy Hale and Knight Piésold Consulting Ltd
23.6***	Consent of Christopher Jacobs
23.7***	Consent of Garth Kirkham and Kirkham Geosystems Ltd.
23.8***	Consent of Micon International Limited
24.1***	Powers of Attorney (included on the signature pages to this registration statement).
25.1	Form T-1 Statement of Eligibility for Indenture (to be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended).

__________
*To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed on Form 6-K under the Securities Exchange Act of 1934 and incorporated herein by reference.

**Filed herewith

***Previously filed as an exhibit to our Registration Statement on Form F-3 filed with the SEC on January 22, 2013.